                                  EXHIBIT 11.1

                                KERR GROUP, INC.
            STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (LOSS)




                                                                            YEARS ENDED DECEMBER 31,
                                                     ----------------------------------------------------------
                                                      1994        1993        1992         1991         1990
                                                     -------    --------    --------     ---------    ---------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                 ------------------------------------
PRIMARY NET EARNINGS (LOSS) PER
-------------------------------
COMMON SHARE
------------
    NET EARNINGS (LOSS)                              $3,404     ($1,633)    ($2,697)     ($2,579)     ($1,252)
    LESS PREFERRED STOCK DIVIDENDS                     (829)       (829)       (829)        (829)        (829)
                                                     -------    --------    --------     --------     --------
    NET EARNINGS (LOSS) APPLICABLE TO PRIMARY
         EARNINGS (LOSS) PER COMMON SHARE            $2,575     ($2,462)    ($3,526)     ($3,408)     ($2,081)
                                                     =======    ========    ========     ========     ========

    WEIGHTED AVERAGE NUMBER OF
         COMMON SHARES OUTSTANDING                    3,674       3,669       3,675        3,675        3,675
                                                     =======    ========    ========     ========     ========

    PRIMARY NET EARNINGS (LOSS) PER
         COMMON SHARE                                 $0.70      ($0.67)     ($0.96)      ($0.93)      ($0.57)
                                                     =======    ========    ========     ========     ========

FULLY DILUTED NET EARNINGS (LOSS) PER
-------------------------------------
COMMON SHARE
------------
    NET EARNINGS (LOSS) APPLICABLE TO PRIMARY
         EARNINGS (LOSS) PER COMMON SHARE            $2,575     ($2,462)    ($3,526)     ($3,408)     ($2,081)
    ADD PREFERRED STOCK DIVIDENDS                       829         829         829          829          829
                                                     -------    --------    --------     --------     --------
    NET EARNINGS (LOSS) APPLICABLE TO
         FULLY DILUTED EARNINGS (LOSS)
         PER COMMON SHARE                            $3,404     ($1,633)    ($2,697)     ($2,579)     ($1,252)
                                                     =======    ========    ========     ========     ========

    WEIGHTED AVERAGE NUMBER OF
         COMMON SHARES OUTSTANDING                    3,674       3,669       3,675        3,675        3,675
    COMMON SHARES ISSUABLE FROM ASSUMED
         CONVERSION OF PREFERRED STOCK                  709         709         709          709          709
    INCREMENTAL COMMON SHARES
         ISSUABLE UPON ASSUMED EXERCISE
         OF OUTSTANDING STOCK OPTIONS                    22           6           3            -            1
                                                     -------    --------    --------     --------     --------
    ADJUSTED WEIGHTED AVERAGE NUMBER
         OF COMMON SHARES OUTSTANDING                 4,405       4,384       4,387        4,384        4,385
                                                     =======    ========    ========     ========     ========

    FULLY DILUTED NET EARNINGS (LOSS)
         COMMON SHARE:
             AS COMPUTED                              $0.77      ($0.37)     ($0.61)      ($0.59)      ($0.29)
                                                     =======    ========    ========     ========     ========
             AS REPORTED (A)                          $0.70      ($0.67)     ($0.96)      ($0.93)      ($0.57)
                                                     =======    ========    ========     ========     ========



(a) Fully diluted net earnings (loss) per common share are anti-dilutive for all years.